                                                                    EXHIBIT 10.2

                                 UGI CORPORATION

                           1992 DIRECTORS' STOCK PLAN
                    AMENDED AND RESTATED AS OF APRIL 29, 2003

1.       PURPOSE

         The purpose of this Plan is to (1) encourage ownership of Company Stock by non-employee directors and thereby align such directors' interests more closely with the interests of shareholders of the Company, and (2) assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Stock.

2.       DEFINITIONS

         Whenever used in this Plan, the following terms will have the respective meanings set forth below:

         (a) "Board" means the Company's Board of Directors as constituted from time to time.

         (b) "Company" means UGI Corporation, a Pennsylvania corporation (which intends to change its name after the effective date hereof to UGI Utilities, Inc.), or any successor thereto by merger, consolidation, or statutory share exchange; provided, however, that in the event that, prior to January 1, 1993, the Company's shareholders approve the formation of a public utility holding company system in which 100% of the Stock of the Company is owned by a public utility holding company, then from and after any reorganization (whether by merger or statutory share exchange) effecting such a transaction, "Company" shall mean New UGI Corporation, a Pennsylvania corporation (which intends to change its name after the effective date hereof to UGI Corporation), or any successor thereto by merger, consolidation or statutory share exchange.

         (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.

         (d) "Fair Market Value" of Stock means the official closing price of the Stock on the New York Stock Exchange on the day preceding the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange.

         (e)      "Option" means the right, granted to a Participant under
Section 6, to purchase Stock pursuant to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten years from the date of grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Section 6(b) of this Plan.

         (f) "Option Price" means an amount per share of Stock purchasable under an Option equal to 100% of the Fair Market Value of the Stock determined on the date of grant of an Option, to be payable upon exercise of such Option.

         (g) "Participant" means a non-employee director who is eligible to receive, and is granted, Options or Stock under the Plan.

         (h)      "Plan" means this 1992 Directors' Stock Plan.

         (i) "Retainer" means the annual amount of retainer payable to a non-employee director of the Company for a full year's service on the Board, excluding any annual retainer payable for service on the Executive/Nominating Committee or other committee of the Board or for service as Chairman of any committee of the Board, and excluding meeting fees payable for attendance at meetings of the Board or committees for that year.

         (j) "Stock" means the Common Stock of the Company, par value $2.25 per share, or, in the event that, prior to January 1, 1993, the Company's shareholders approve the formation of a public utility holding company system in which 100% of the Stock of the Company is owned by a public utility holding company, then from and after the effective date of any reorganization (whether by merger or statutory share exchange) effecting such transaction, "Stock" shall mean the Common Stock of the Company, without par value, and, in either case, such other securities of the Company as may be substituted for Stock or such other securities pursuant to Section 8.

3.       NUMBER AND SOURCE OF SHARES AVAILABLE UNDER THE PLAN

         The total number of shares of Stock reserved and available for issuance under the Plan is 150,000 (after giving retroactive effect to the 3-for-2 Stock split distributed April 1, 2003), subject to adjustment as provided in Section 8 below. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for purposes of the Plan. The foregoing notwithstanding, the counting of shares of Stock issued or subject to Options under the Plan against the number reserved and available for issuance under the Plan shall in all respects comply with applicable requirements of Rule 16b-3 under the Exchange Act.

4.       ADMINISTRATION OF THE PLAN

         The Plan will be administered by the Board, provided that any action by the Board will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

5.       ELIGIBILITY

         Each director of the Company who, on any date on which an Option or Stock is to be granted (as specified in Sections 6 and 7 of the Plan), is not an employee of the Company or any parent or subsidiary of the Company or an employee who has retired under the Company's or any such parent's or subsidiary's retirement income or pension plan, will be eligible to receive Options or Stock under the Plan. The foregoing notwithstanding, no director who is serving on the Board as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Company will be eligible to participate in the Plan. No person other than those specified in this Section 5 will participate in the Plan.

6.       STOCK OPTIONS

         An Option to purchase 1,000 shares of Stock will be granted each year during the period 1992 through 1996, at the close of business on the date on which directors (or a class of directors if the Company then has a classified Board) are elected or reelected, to each director who is then eligible to participate under Section 5 hereof; provided, however, that a director shall not be granted Options to purchase more than 1,000 shares during any one calendar year under the Plan. Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

         (a) Option Price. The Option Price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock determined on the date of grant of the Option.

         (b) Option Term; Termination of Service. Each Option will expire at the earlier of (i) ten years after the date of grant, (ii) 13 months after the Participant ceases to serve as a director of the Company due to death, incapacity, or retirement at or after age 65, or (iii) at the time the Participant ceases to serve as a director of the Company for any reason other than death, incapacity, or retirement at or after age 65.

         (c) Exercisability. An Option shall be or become cumulatively exercisable (in whole or in part and from time to time) based upon the number of full years of service as a director of the Company completed by the Participant to whom the Option is granted (whether before, at or after the date an Option is granted). An Option shall be or become immediately exercisable according to the following table (with the completion of full years of Board service determined as of the anniversary of the date on which a Participant commenced service as a director of the Company):

Percent of Shares Subject to      Full Years of Board
Option Which Are Exercisable       Service Completed
----------------------------      -------------------
          100%                           5
           80%                           4
           60%                           3
           40%                           2
           20%                           1

Notwithstanding the foregoing, an Option previously granted to a Participant who ceases to serve as a director of the Company due to death, incapacity, or retirement at or after age 65 will become exercisable with respect to all shares of Stock subject thereto at the time such Participant ceases to serve as a director of the Company (if such Option is not otherwise exercisable as to all such shares of Stock at that time).

         (d) Method of Exercise. Each Option will be exercised, in whole or in part, by giving irrevocable written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the Option Price. Full payment for the Stock pursuant to the Option must be received by the time specified by the Board depending on the type of payment being made but, in all cases, prior to the issuance of the Stock. The Option Price upon exercise of any Option will be payable to the Company in full (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock already beneficially owned by the Participant for more than one year and having a Fair Market Value at the time of exercise equal to the Option Price being paid thereby, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by such other method as the Board may approve, or (v) by a combination of (i), (ii), (iii) and/or (iv). The cash proceeds from such payment will be added to the general funds of the Company and will be used for its general corporate purposes. Any shares of previously acquired Stock tendered to the Company in payment of the Option Price will be added by the Company to its treasury stock to be used for its general corporate purposes. As soon as practicable, after the receipt of irrevocable written notice and payment, the Company will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to, or credit electronically on behalf of, the Participant or such other person the requisite number of shares of Stock.

         (e) Non-transferability of Options. Options will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death) and, if then required under Rule 16b-3, will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. Certain additional restrictions on transferability may apply under Section 10(c) hereof.

         (f) Death of a Participant. In the event of the death of a Participant (i) while serving as a director of the Company, (ii) within the 13-month period specified in Section 6(b) after cessation of service as a director by reason of disability or retirement at or after age 65, any Option theretofore granted to such Participant may be exercised by the estate of the Participant or by any person to whom the Participant may have bequeathed the Option or whom the Participant may have designated to exercise the Option under the Participant's last will or in a beneficiary designation filed with the Secretary of the Company, or by the Participant's personal representatives if the Participant has died intestate, at any time within a period of one year after the Participant's death, but not after ten years from the date of grant of such Option.

7.       STOCK IN LIEU OF RETAINER INCREASES

         In the event that the annual Retainer payable to a non-employee director of the Company is increased at any time after December 31, 1991 but prior to January 1, 1997 to an amount in excess of $18,500, Stock will be paid to each Participant in lieu of cash in the amount of such increase each year for the first five years during which such increase is in effect for so long as this Plan is in effect, to the extent and subject to the terms and conditions set forth below:

         (a) Annual Stock Payment. The number of shares of Stock to be paid under this Section 7 will be equal to (i) the amount by which the annual Retainer at the rates then in effect exceeds $18,500 divided by (ii) the Fair Market Value of Stock as determined on the first business day of that year. No fractional shares of Stock will be granted; instead, the cash remainder will be paid to the Participant. The delivery of Stock hereunder shall be contingent upon service by the Participant through the date of the first meeting of the Board of Directors in that year. As promptly as practicable thereafter, the Company will deliver to the Participant one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse).

         (b) Rights of the Participant. Except for the terms and conditions set forth in this Plan, a Participant paid Stock in lieu of annual Retainer increases in cash will have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of shareholders of the Company. Upon delivery, such Stock will be non-forfoitable.

8.       ADJUSTMENT PROVISIONS

         In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board to be appropriate in order prevent dilution or enlargement of Participants' rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan and (ii) the number or kind of shares of Stock to be subject to Options thereafter granted automatically under Section 6, and (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, or the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number.

9.       CHANGES TO THE PLAN AND AWARDS

         (a) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or pay Stock under the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under any Option or Stock theretofore granted or paid to him or her hereunder; and provided further, that any Plan provision that specifies the directors who may receive Options or Stock, the amount and price of securities to be awarded to such directors, and the timing of awards to such directors, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         (b) Changes to Outstanding Awards. Except as limited under Section 10(d), the Board may amend, alter, suspend, discontinue, or terminate any Option theretofore granted hereunder and any agreement relating thereto or any payment of Stock hereunder; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under or with respect to any Option or Stock theretofore granted or paid to him or her or any agreement relating thereto.

10.      GENERAL PROVISIONS

         (a) Consideration for Grants; Agreements. Options and Stock will be granted or paid under the Plan in consideration of the services of Participants and, except for the payment of the Option Price in the case of an Option, no other consideration shall be required therefor. Grants of Options will be evidenced by agreements executed by the Company and the Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

         (b) Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations. The Company will not be obligated to issue or deliver Stock in connection with any Option or payment of Stock under Section 7 in a transaction subject to the registration requirements of the Securities Act of

1933, as amended, or any state securities law, subject to any requirement under any listing agreement between the Company and the New York Stock Exchange or any other national securities exchange or automated quotation system, or subject to any other law, regulation, or contractual obligation, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

         (c) Additional Restrictions under Rule 16b-3. Unless a Participant could otherwise transfer Stock issued under Section 7 or Stock issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, (i) Stock issued under Section 7 must be held for at least six months from the date of acquisition by the Participant, and (ii) with respect to Stock issued upon exercise of Options, at least six months must elapse from the date of acquisition of the Option to the date of disposition of the Stock issued upon exercise of the Option. These restrictions will apply in addition to any other restriction under the Plan.

         (d) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options or payment of Stock to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any agreement relating to an Option or Stock does not comply with the requirements of Rule 16b-3 as then applicable to any such person, or would cause any Participant to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority would cause a Participant's transactions under the Plan to be not exempt, or Participants to no longer be deemed "disinterested persons," under Rule 16b-3 under the Exchange Act.

         (e) Continued Service as an Employee. If a Participant ceases serving as a director and, immediately thereafter, is employed by the Company or any subsidiary, then, solely for purposes of Section 6(b) of the Plan, such Participant will not be deemed to have ceased service as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director; provided, however, that such former director will not be eligible for additional grants of Options or payments of Stock under the Plan.

         (f) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

         (g) No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any director any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such Participant upon the valid exercise of an Option or upon the payment of Stock.

         (h) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

11.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan will be effective at the time shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the securities of the Company present in person or represented by proxy, and entitled to vote at a meeting of Company shareholders duly held in accordance with the Pennsylvania Business Corporation Law, or any adjournment thereof, or by the written consent of the holders of a majority of the securities of the Company entitled to vote in accordance with applicable provisions of the Pennsylvania Business Corporation Law. The Plan will remain in effect until such time as the Board may act to terminate the Plan pursuant to Section 9(a), or until such time as no Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to Options or Stock granted or paid under the Plan.